JennisonDryden Portfolios
(formerly Jennison Value Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


October 30, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  JennisonDryden Portfolios
File No. 811-04864


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-SAR for the fiscal year ended August 31, 2007.
The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of October 2007.


JennisonDryden Portfolios


Witness:  /s/ Floyd L. Hoelscher		By:  /s/ Jonathan D. Shain
       Floyd L. Hoelscher			Jonathan D. Shain
       							Assistant Secretary


L:\MFApps\CLUSTER 1\N-SAR\JVP\2007\Annual Letter.doc